Exhibit 5.1

OPINION AND CONSENT OF DORSEY & WHITNEY LLP

February 18, 2015

Great Basin Scientific, Inc.

1441 South 3850 West

Salt Lake City, UT 84120

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Great Basin Scientific, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (File No. 333-201596), (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of

(i)	1,325,000 units (the “Units”), with each Unit consisting of (A) one share of the Company’s Series E Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), with each share of Preferred Stock convertible into four shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”; and the shares of Common Stock issuable upon conversion of the Preferred Stock, the “Preferred Shares”) and (B) eight Series C Warrants, (the Series C Warrants collectively, the “Series C Warrants”), with each Series C Warrant to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Series C Warrants, the “Warrant Shares”), and

(ii)	a Unit Purchase Option (the “Unit Purchase Option”) to be issued to the representative of the underwriters in the offering contemplated by the Registration Statement to purchase a number of Units (the “Representative’s Units”) equal to an aggregate of 5% of the Units sold pursuant to the Registration Statement (the Preferred Stock underlying the Representative’s Units, the “Representative’s Stock”; the shares of Common Stock issuable upon conversion of the Representative’s Preferred Stock, the “Representative’s Preferred Shares”; the Series C Warrants underlying the Representative’s Units, the “Representative’s Warrants”; and the shares of Common Stock issuable upon exercise of the Representative’s Warrants, the “Representative’s Warrant Shares” and, together with the Representative’s Preferred Shares, the “Representative’s Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. We have further assumed that the Units will be priced by the Pricing Committee established by the authorizing resolutions adopted by the Company’s Board of Directors in accordance with such resolutions. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1.	The Units, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	The Series C Warrants, when duly executed by the Company and duly delivered to the purchasers thereof against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares have been duly authorized and if, as, and, when the Warrant Shares are issued and delivered by the Company upon exercise of the Warrant Shares in accordance with the terms thereof and the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), including, without limitation, the payment in full of applicable consideration, the Warrant Shares, will be validly issued, fully paid, and non-assessable.

4.	The shares of Preferred Stock, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

5.	The Preferred Shares have been duly authorized and, upon issuance and delivery as described in accordance with the Certificate of Designation of the Series E Convertible Preferred Stock (the “Certificate of Designation”) to be filed in connection with the offering contemplated by the Registration Statement and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

6.	The Unit Purchase Option, when duly executed by the Company and duly delivered to the purchasers thereof against payment therefor as described in the Registration Statement, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.	The Representative’s Units, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

8.	The Representative’s Warrants, when duly executed by the Company and duly delivered to the purchasers thereof against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.	The Representative’s Warrant Shares have been duly authorized and if, as, and when the Representative’s Warrant Shares are issued and delivered by the Company upon exercise of the Representative’s Warrant Shares in accordance with the terms thereof and the Certificate of Incorporation, including, without limitation, the payment in full of applicable consideration, the Representative’s Warrant Shares will be validly issued, fully paid, and non-assessable.

10.	The shares of Representative’s Preferred Stock, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

11.	The Representative’s Preferred Shares have been duly authorized and, upon issuance and delivery as described in accordance with the Certificate of Designation to be filed in connection with the offering contemplated by the Registration Statement and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

(a)	Our opinions set forth in paragraphs 2, 6 and 8 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b)	Our opinions set forth in paragraphs 2, 6 and 8 above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c)	Our opinions set forth in paragraphs 2, 6 and 8 above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d)

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP